Exhibit 99

                   February 11, 2022

Dominion Energy Announces Fourth-Quarter and Full-Year 2021 Earnings

•	Fourth-quarter 2021 GAAP net income of $1.63 per share; operating earnings of $0.90 per share
•	Full year 2021 GAAP net income of $3.98 per share; operating earnings of $3.86 per share
•	Company initiates 2022 operating earnings guidance of $3.95 to $4.25 per share
•	Executed agreement to sell West Virginia Natural Gas Distribution Company to Ullico

RICHMOND, Va. – Dominion Energy (NYSE: D) today announced an unaudited net income determined in accordance with Generally Accepted Accounting Principles (reported earnings) for the three months ended Dec. 31, 2021, of $1.3 billion ($1.63 per share) compared with a net gain of $682 million ($0.82 per share) for the same period in 2020.  Reported earnings were a net gain, for the 12 months ended Dec. 31, 2021, of $3.3 billion ($3.98 per share) compared with a net loss of $401 million ($0.57 per share) for the same period in 2020.

Operating earnings for the three months ended Dec. 31, 2021, were $752 million ($0.90 per share), compared with operating earnings of $672 million ($0.81 per share) for the same period in 2020. Operating earnings for the 12 months ended Dec. 31, 2021, were $3.2 billion ($3.86 per share) compared with operating earnings of $3.0 billion ($3.54 per share) for the same period in 2020.

GAAP earnings for the 12 months ended Dec. 31, 2021, relative to operating earnings reflect the mark-to-market impact of economic hedging activities, gains/losses on nuclear decommissioning trust funds, contributions of discontinued operations and the sale of Questar Pipelines, regulated asset retirements and other charges, and other adjustments.

Operating earnings are defined as reported earnings adjusted for certain items.  Details of operating earnings as compared to prior periods, business segment results and detailed descriptions of items included in reported earnings but excluded from operating earnings can be found on Schedules 1, 2, 3 and 4 of this release.

In addition, Dominion Energy has executed a definitive agreement to sell its West Virginia natural gas utility – Hope Gas, Inc. (Dominion Energy West Virginia or DEWV) – to Ullico Inc.’s infrastructure fund (Ullico) for $690 million. The transaction is expected to close late this year.

Ullico plans to integrate DEWV with Hearthstone Utilities, Inc. (Hearthstone), a portfolio company that owns and operates gas utilities in Indiana, Maine, Montana, North Carolina, and Ohio.  As part of the definitive agreement, Hearthstone will move its headquarters to West Virginia.

The transaction value, achieved through a competitive sale process, represents approximately 26.2x 2021 net income and 2.0x 2021 year-end rate base.  DEWV is a Clarksburg, W.Va.-based gas utility employing about 300 and serving 111,000 West Virginia customers.  The sale is subject to customary closing conditions, including clearance under the Hart-Scott-Rodino Act and approval from the West Virginia Public Service Commission.

Guidance

Dominion Energy expects 2022 operating earnings in the range of $3.95 to $4.25 per share.

First-quarter 2022 operating earnings are expected to be in the range of $1.10 to $1.25 per share.

Webcast today

The company will host its fourth-quarter 2021 earnings call at 10 a.m. ET on Friday, Feb. 11, 2022.  Management will discuss matters of interest to financial and other stakeholders including recent financial results.

A live webcast of the conference call, including accompanying slides and other financial information, will be available on the investor information pages at investors.dominionenergy.com.

For individuals who prefer to join via telephone, domestic callers should dial 1-800-420-1271 and international callers should dial 1-785-424-1205.  The passcode for the telephonic earnings call is 50071.  Participants should dial in 10 to 15 minutes prior to the scheduled start time.

A replay of the webcast will be available on the investor information pages by the end of the day Feb. 11.  A telephonic replay of the earnings call will be available beginning at about 1 p.m. ET on Feb. 11.  Domestic callers may access the recording by dialing 1-800-934-8221.  International callers should dial 1-402-220-6990.  The PIN for the replay is 50071.

Important note to investors regarding operating, reported earnings

Dominion Energy uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors.  Dominion Energy also uses operating earnings internally for budgeting, for reporting to the Board of Directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion Energy management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

In providing its operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, acquisitions, divestitures or extreme weather events and other natural disasters.  Dominion Energy management is not able to estimate the aggregate impact of these items on future period reported earnings.

About Dominion Energy

About 7 million customers in 13 states energize their homes and businesses with electricity or natural gas from Dominion Energy (NYSE: D), headquartered in Richmond, Va. The company is committed to sustainable, reliable, affordable and safe energy and to achieving net zero carbon dioxide and methane emissions from its power generation and gas infrastructure operations by 2050. Please visit DominionEnergy.com to learn more.

This release contains certain forward-looking statements, including forecasted operating earnings fourth-quarter and full-year 2021 and beyond which are subject to various risks and uncertainties. Factors that could cause actual results to differ include, but are not limited to: unusual weather conditions and their effect on energy sales to customers and energy commodity prices; extreme weather events and other natural disasters; extraordinary external events, such as the current pandemic health event resulting from COVID-19; federal, state and local legislative and regulatory developments; changes to regulated rates collected by Dominion Energy; timing and receipt of regulatory approvals necessary for planned construction or expansion projects and compliance with conditions associated with such regulatory approvals; the inability to complete planned construction projects within time frames initially anticipated; risks and uncertainties that may impact the ability to develop and construct the Coastal Virginia Offshore Wind (CVOW) Commercial Project within the currently proposed timeline, or at all, and consistent with current cost estimates along with the ability to recover such costs from customers; changes to federal, state and local environmental laws and regulations, including those related to climate change; cost of environmental strategy and compliance, including cost related to climate change; changes in implementation and enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities; changes in operating, maintenance and construction costs; additional competition in Dominion Energy’s industries; changes in demand for Dominion Energy’s services; receipt of approvals for, and timing of, closing dates for acquisitions and divestitures; impacts of acquisitions, divestitures, transfers of assets by Dominion Energy to joint ventures, and retirements of assets based on asset portfolio reviews; the expected timing and likelihood of the sales of Kewaunee and Hope, including the ability to obtain the requisite regulatory approvals and the terms and conditions of such regulatory approvals; adverse outcomes in litigation matters or regulatory proceedings; fluctuations in interest rates; fluctuations in currency exchange rates of the Euro or Danish Krone associated with the

CVOW Commercial Project; changes in rating agency requirements or credit ratings and their effect on availability and cost of capital; and capital market conditions, including the availability of credit and the ability to obtain financing on reasonable terms.   Other risk factors are detailed from time to time in Dominion Energy’s quarterly reports on Form 10-Q and most recent annual report on Form 10-K filed with the Securities and Exchange Commission.

#####

For further information:  Media: Ryan Frazier, (804) 836-2083 or C.Ryan.Frazier@dominionenergy.com; Investor Relations: David McFarland, (804) 819-2438 or David.M.McFarland@dominionenergy.com

Dominion Energy, Inc.
Consolidated Statements of Income*
Unaudited (GAAP Based)
(millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020

Operating Revenue	$3,880	$3,521	$13,964	$14,172
Operating Expenses
Electric fuel and other energy-related purchases	628	485	2,368	2,243
Purchased electric capacity	8	17	70	53
Purchased gas	418	328	1,083	889
Other operations and maintenance[1]	1,037	1,046	4,037	5,729
Depreciation, depletion and amortization	645	581	2,478	2,332
Other taxes	207	208	909	871
Total operating expenses	2,943	2,665	10,945	12,117

Income from operations	937	856	3,019	2,055

Other income[2]	487	406	1,433	733
Interest and related charges	376	241	1,354	1,377
Income from continuing operations including noncontrolling interests before income tax expense	1,048	1,021	3,098	1,411
Income tax expense	225	206	425	83

Net Income from continuing operations including noncontrolling interests	823	815	2,673	1,328

Net Income (loss) from discontinued operations including noncontrolling interests	522	(125)	641	(1,878)

Net Income (loss) including noncontrolling interests	$1,345	$690	$3,314	$(550)
Noncontrolling interests	4	8	26	(149)

Net Income (loss) attributable to Dominion Energy	$1,341	$682	$3,288	$(401)

Reported Income per common share from continuing operations - diluted	$0.99	$0.98	$3.19	$1.82
Reported Income (loss) per common share from discontinued operations - diluted	0.64	(0.16)	0.79	(2.39)
Reported Income (loss) per common share - diluted	$1.63	$0.82	$3.98	$(0.57)
Average shares outstanding, diluted	811.0	812.8	808.5	831.0

1) Includes impairment of assets and other charges and losses (gains) on sales of assets.
2) Includes earnings (loss) from equity method investees.

* The notes contained in Dominion Energy's most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.

Schedule 1 - Segment Reported and Operating Earnings

Unaudited
(millions, except per share amounts)	Three months ended December 31,
	2021	2020	Change
REPORTED EARNINGS[1]	$1,341	$682	$659
Pre-tax loss (income)[2]	(761)	(452)	(309)
Income tax[2]	172	442	(270)
Adjustments to reported earnings	(589)	(10)	(579)

OPERATING EARNINGS	$752	$672	$80
By segment:
Dominion Energy Virginia	455	412	43
Gas Distribution	185	185	-
Dominion Energy South Carolina	100	93	7
Contracted Assets	58	107	(49)
Corporate and Other	(46)	(125)	79
	$752	$672	$80

Earnings Per Share (EPS):[3]
REPORTED EARNINGS [1]	$1.63	$0.82	$0.81
Adjustments to reported earnings (after tax)	(0.73)	(0.01)	(0.72)
OPERATING EARNINGS	$0.90	$0.81	$0.09
By segment:
Dominion Energy Virginia	0.56	0.51	0.05
Gas Distribution	0.23	0.23	-
Dominion Energy South Carolina	0.12	0.11	0.01
Contracted Assets	0.07	0.13	(0.06)
Corporate and Other	(0.08)	(0.17)	0.09
	$0.90	$0.81	$0.09
Common Shares Outstanding (average, diluted)	811.0	812.8

(millions, except per share amounts)	Twelve months ended December 31,
	2021	2020	Change
REPORTED EARNINGS[1]	$3,288	$(401)	$3,689
Pre-tax loss (income)[2]	(26)	4,120	(4,146)
Income tax[2]	(71)	(713)	642
Adjustments to reported earnings	(97)	3,407	(3,504)

OPERATING EARNINGS	$3,191	$3,006	$185
By segment:
Dominion Energy Virginia	1,919	1,891	28
Gas Distribution	600	560	40
Dominion Energy South Carolina	437	419	18
Contracted Assets	431	402	29
Corporate and Other	(196)	(266)	70

	$3,191	$3,006	$185

Earnings Per Share (EPS):[3]
REPORTED EARNINGS [1]	$3.98	$(0.57)	$4.55
Adjustments to reported earnings (after tax)	(0.12)	4.11	(4.23)
OPERATING EARNINGS	$3.86	$3.54	$0.32
By segment:
Dominion Energy Virginia	2.37	2.28	0.09
Gas Distribution	0.74	0.67	0.07
Dominion Energy South Carolina	0.54	0.51	0.03
Contracted Assets	0.53	0.48	0.05
Corporate and Other	(0.32)	(0.40)	0.08
	$3.86	$3.54	$0.32
Common Shares Outstanding (average, diluted)	808.5	831.0

1) Determined in accordance with Generally Accepted Accounting Principles (GAAP).

2) Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings.  Refer to Schedules 2 and 3 for details, or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at investors.dominionenergy.com.

3) The calculation of operating earnings per share excludes the impact, if any, of fair value adjustments related to the Company's convertible preferred securities entered in June 2019. Such fair value adjustments, if any, are required for the calculation of diluted reported earnings per share. No adjustments were necessary for the three months and twelve months ended December 31, 2021. No adjustment was necessary for the three months ended December 31, 2020. For the twelve months ended December 31, 2020, the fair value adjustment required for diluted reported earnings per share was $11 million. During each quarter, the calculation of reported and operating earnings per share includes the impact of preferred dividends of $7 million associated with the Series A preferred stock equity units entered in June 2019 and $9 million associated with the Series B preferred stock equity units entered in December 2019.  In addition, the fourth quarter of 2021 includes $3 million of preferred dividends associated with the Series C preferred stock issued in December 2021.  See Forms 10-Q and 10-K for additional information.

Schedule 2 - Reconciliation of 2021 Reported Earnings to Operating Earnings

2021 Earnings (Twelve months ended December 31, 2021)

The $26 million pre-tax net gain of the adjustments included in 2021 reported earnings, but excluded from operating earnings, is primarily related to the following items:

●	$308 million net market benefit associated with $568 million from the nuclear decommissioning trusts offset by $260 million in economic hedging activities.
●	$829 million of net income from discontinued operations, including $685 million associated with the sale of Questar Pipelines.
●

$564 million of regulated asset retirements and other charges, including $266 million associated with the settlement of the South Carolina electric rate case, primarily for the write-off of regulatory assets for debt repurchased in 2019, $186 million associated with the settlement of Virginia Power’s 2021 triennial review and $77 million for forgiveness of Virginia customer accounts in arrears pursuant to Virginia’s 2021 budget process.

●	$235 million of net charges associated with the sales of non-wholly-owned nonregulated solar facilities.
●	$99 million of net merger and integration-related costs associated with the SCANA Combination, primarily for litigation charges.
●	$77 million of net charges associated with workplace realignment, primarily related to a corporate office lease termination.
●	$68 million of storm damage and restoration costs associated with ice storms in Virginia Power’s service territory.

(millions, except per share amounts)	1Q21	2Q21	3Q21	4Q21	YTD 2021	[3]
Reported earnings	$1,008	$285	$654	$1,341	$3,288
Adjustments to reported earnings[1]:
Pre-tax loss (income)	(152)	474	413	(761)	(26)
Income tax	37	(131)	(149)	172	(71)
	(115)	343	264	(589)	(97)
Operating earnings	$893	$628	$918	$752	$3,191
Common shares outstanding (average, diluted)	805.9	806.6	810.0	811.0	808.5
Reported earnings per share[2]	$1.23	$0.33	$0.79	$1.63	$3.98
Adjustments to reported earnings per share[2]	(0.14)	0.43	0.32	(0.73)	($0.12)
Operating earnings per share[2]	$1.09	$0.76	$1.11	$0.90	$3.86

1) Adjustments to reported earnings are reflected in the following table:
	1Q21	2Q21	3Q21	4Q21	YTD 2021
Pre-tax loss (income):
Net gain (loss) on NDT funds	$(134)	$(194)	$19	$(259)	$(568)
Mark-to-market impact of economic hedging activities	(278)	291	284	(37)	260
Discontinued operations - Gas Transmission & Storage segment	(35)	(30)	(59)	(705)	(829)
Regulated asset retirements and other charges	100	278	119	67	564
Sales of non-wholly-owned nonregulated solar facilities	0	0	23	212	235

Merger litigation and integration charges	71	48	8	(28)	99
Workplace realignment	71	0	17	(11)	77
Storm damage and restoration costs	51	17	0	0	68
Kewaunee decommissioning revision	0	44	0	0	44
Other	2	20	2	0	24
	$(152)	$474	$413	$(761)	$(26)
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings *	37	(131)	(140)	204	(30)
Other	0	0	(9)	(32)	(41)
	$37	$(131)	$(149)	$172	$(71)

* Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective tax rate.

2) The calculation of operating earnings per share excludes the impact, if any, of fair value adjustments related to the Company's convertible preferred securities entered in June 2019. Such fair value adjustments, if any, are required for the calculation of diluted reported earnings per share. No adjustments were necessary for the three months ended March 31, June 30 or September 30 or for the three and twelve months ended December 31. During each quarter of 2021, the calculation of reported and operating earnings per share includes the impact of preferred dividends of $7 million associated with the Series A preferred stock equity units and $9 million associated with the Series B preferred stock equity units. In addition, the fourth quarter of 2021 includes $3 million of preferred dividends associated with the Series C preferred stock issued in December 2021. See Forms 10-Q and 10-K for additional information.

3) YTD EPS may not equal sum of quarters due to share count difference and fair value adjustment associated with the convertible preferred securities.

Schedule 3 - Reconciliation of 2020 Reported Earnings to Operating Earnings

2020 Earnings (Twelve months ended December 31, 2020)

The $4.1 billion pre-tax net effect of the adjustments included in 2020 reported earnings, but excluded from operating earnings, is primarily related to the following items:

●	$2.4 billion net loss from discontinued operations associated with the sale of the Gas Transmission & Storage segment as well as the cancellation of the Atlantic Coast Pipeline project.
●

$840 million of charges primarily relating to the planned early retirement of electric generation facilities in Virginia and $257 million of charges for expected customer credit reinvestment offset and customer arrears forgiveness for Virginia utility customers.

●

$626 million for an impairment charge attributable to Dominion Energy’s interests in certain merchant solar generation facilities and a contract termination charge in connection with the sale of Fowler Ridge.

●	$238 million of merger and integration-related costs associated with the SCANA Combination, including $117 million associated with litigation.

(millions, except per share amounts)	1Q20	2Q20	3Q20	4Q20	YTD 2020	[3]
Reported earnings (loss)	$(270)	$(1,169)	$356	$682	$(401)
Adjustments to reported earnings [1]:
Pre-tax loss (income)	1,265	2,448	859	(452)	4,120
Income tax	(207)	(649)	(299)	442	(713)
	1,058	1,799	560	(10)	3,407
Operating earnings	$788	$630	$916	$672	$3,006
Common shares outstanding (average, diluted)	838.2	839.4	833.8	812.8	831.0
Reported earnings (loss) per share [2]	$(0.34)	$(1.52)	$0.41	$0.82	$(0.57)
Adjustments to reported earnings per share [2]	1.26	2.25	0.67	(0.01)	4.11
Operating earnings per share [2]	$0.92	$0.73	$1.08	$0.81	$3.54

1) Adjustments to reported earnings are reflected in the following table:
	1Q20	2Q20	3Q20	4Q20	YTD 2020
Pre-tax loss (income):
Discontinued operations - Gas Transmission & Storage segment *	$(161)	$2,691	$90	$(217)	$2,403
Regulated asset retirements and other charges	768	44	200	96	1,108
Charges associated with interests in merchant renewable generation facilities	0	0	626	0	626
Merger and integration-related costs	51	22	77	88	238
Net (gain) loss on NDT funds	538	(393)	(190)	(290)	(335)
Liability management and financing	31	18	13	0	62
Mark-to-market impact of economic hedging activities	37	32	(46)	(140)	(117)
Other **	1	34	89	11	135
	$1,265	$2,448	$859	$(452)	$4,120
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings ***	(224)	(649)	(230)	442	(661)

Other	17	0	(69)	0	(52)
	$(207)	$(649)	$(299)	$442	$(713)

* Amount excludes the 50% interest in Cove Point retained by the Company.
** Includes social justice commitments and Tropical Storm Isaias.

*** Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective tax rate.

2) The calculation of operating earnings per share excludes the impact, if any, of fair value adjustments related to the Company's convertible preferred securities entered in June 2019. Such fair value adjustments, if any, are required for the calculation of diluted reported earnings per share. No adjustments were necessary for the three months ended March 31, September 30 or December 31. For the three months ended June 30, the fair value adjustment required for diluted reported earnings per share calculation was $92 million. For the twelve months ended December 31, the fair value adjustment required for diluted reported earnings per share calculation was $11 million. In each quarter of 2020, the calculation of reported and operating earnings per share includes the impact of preferred dividends of $7 million associated with the Series A preferred stock equity units entered in June 2019 and $9 million associated with the Series B preferred stock equity units entered in December 2019. See Forms 10-Q and 10-K for additional information.

3) YTD EPS may not equal sum of quarters due to share count difference and fair value adjustment associated with the convertible preferred securities.

Schedule 4 - Reconciliation of 2021 Earnings to 2020

Preliminary, Unaudited	Three Months Ended		Twelve Months Ended
(millions, except EPS)	December 31,		December 31,
	2021 vs. 2020		2021 vs. 2020
	Increase / (Decrease)		Increase / (Decrease)
Reconciling Items	Amount	EPS	Amount	EPS

Change in reported earnings (GAAP)	$659	$0.81	$3,689	$4.55

Change in Pre-tax loss (income) [1]	(309)		(4,146)
Change in Income tax [1]	(270)		642
Adjustments to reported earnings	$(579)	$(0.72)	$(3,504)	$(4.23)

Change in consolidated operating earnings	$80	$0.09	$185	$0.32

Dominion Energy Virginia
Regulated electric sales:
Weather	$(2)	$-	$44	$0.05
Other	38	0.05	20	0.02
Rider equity return	15	0.02	41	0.05
Electric capacity	(7)	(0.01)	(28)	(0.03)
Planned outage costs	(1)	0.00	(14)	(0.02)
Depreciation & amortization	5	0.01	(18)	(0.02)
Renewable energy investment tax credits	9	0.01	7	0.01
Other	(14)	(0.02)	(24)	(0.03)
Share accretion		0.00		0.06
Change in contribution to operating earnings	$43	$0.05	$28	$0.09

Gas Distribution
Regulated gas sales:
Weather	$(2)	$-	$-	$-
Other	16	0.02	31	0.04
Rider equity return	11	0.01	40	0.05
Interest expense, net	(2)	(0.00)	12	0.01
Other	(23)	(0.03)	(43)	(0.05)
Share accretion		0.00		0.02
Change in contribution to operating earnings	$-	$0.00	$40	$0.07

Dominion Energy South Carolina
Regulated electric sales:
Weather	$(9)	$(0.01)	$(6)	$(0.01)
Other	18	0.02	48	0.06
Regulated gas sales	3	0.00	9	0.01
Interest expense, net	3	0.00	7	0.01
Other	(8)	(0.01)	(40)	(0.06)

Share accretion		0.00		0.02
Change in contribution to operating earnings	$7	$0.01	$18	$0.03

Contracted Assets
Margin	$9	$0.01	$28	$0.03
Planned outage costs	5	0.01	33	0.04
Renewable energy investment tax credits	(66)	(0.08)	(43)	(0.05)
Other	4	0.00	11	0.02
Share accretion		0.00		0.01
Change in contribution to operating earnings	$(49)	$(0.06)	$29	$0.05

Corporate and Other
Share accretion and other	$79	$0.09	$70	$0.08
Change in contribution to operating earnings	$79	$0.09	$70	$0.08

Change in consolidated operating earnings	$80	$0.09	$185	$0.32

Change in adjustments included in reported earnings[1]	$(579)	$0.72	$3,504	$4.23

Change in consolidated reported earnings	$659	$0.81	$3,689	$4.55

1) Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings. Refer to Schedules 2 and 3 for details, or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at investors.dominionenergy.com.

Note: Figures may not sum due to rounding